Exhibit 5.1

20 September 2019

Matter No.: 829 855

Doc Ref: RJH/105343480

Tel No.: 852 2842 9530

E-mail: Richard.Hall@conyersdill.com

Global Cord Blood Corporation

48th Floor, Bank of China Tower

1 Garden Road, Central

Hong Kong SAR

Dear Sirs,

Re: Global Cord Blood Corporation (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about 20 September 2019 under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) through which the Company may periodically offer (i) ordinary shares, par value US$0.0001 per share, in the Company (the “Ordinary Shares”), (ii) preferred shares, par value US$0.0001 per share, in the Company (the “Preferred Shares” and together with the Ordinary Shares, “Equity Securities”, which term includes any Ordinary Shares or Preferred Shares to be issued pursuant to the conversion, exchange or exercise of any Debt Securities, Warrants or Rights), (iii) debt securities (the “Debt Securities”), (iv) warrants (the “Warrants”), (v) rights evidencing the right to purchase Ordinary Shares (the “Rights”) and (vi) securities in units each consisting of any combination of the foregoing (the “Units” and collectively with the Ordinary Shares, Preferred Shares, Debt Securities, Warrants and Rights, the “Securities”).

For the purposes of giving this opinion we have examined:

(i)                                     a copy of the Registration Statement;

(ii)                                  the Prospectus forming a part of the Registration Statement;

(iii)                               a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 18 September 2019;

(iv)                              a copy of the amended and restated memorandum and articles of association of the Company certified by a director of the Company on 20 September 2019 (the “Constitutional Documents”);

(v)                                 a copy of resolutions passed by the directors of the Company on 20 September 2019 authorising the filing of the Registration Statement (the “Resolutions”); and

(vi)                              such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (g) that the Company will have sufficient unissued authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (h) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (i) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Rights and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands; (j) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (k) that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law; (l) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company or a duly authorised committee thereof, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto; (m) that, upon the issue of any Equity Securities, the Company will receive consideration for the final issue price thereof which shall be equal to at least the par value thereof; (n) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; (o) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Offer Securities; (p) that on the date of entering into any agreement in respect of, and the issue of any, Securities, the Company is and after entering into such agreements, or effecting such issue, will be able to pay its liabilities as they become due; and (q) that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce.  It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents.  In particular, the obligations of the Company under any Security (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction; and (f) may be subject to the common law rules (in accordance with the principles laid down in Houldsworth v City Glasgow Bank and Liquidators (1880) 5 App. Cas. 317).  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and validly existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                          Upon the due issuance of Ordinary Shares and/or Preferred Shares and payment of the consideration therefor, such Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                          Upon the due issuance of: (a) Debt Securities of any series; (b) Warrants; (c) Rights and/or (d) Units, and payment of the consideration therefor, such Debt Securities, Warrants, Rights and/or Units will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman